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                                                                    EXHIBIT 21.1

                Subsidiaries of SBA Communications Corporation
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I. SBA Communications Corporation (Florida) owns 100% of SBA Telecommunications,
Inc. (Florida)

     A. SBA Telecommunications, Inc. owns 100% of the following entities:

          1. SBA, Inc. (Florida)

          2. SBA Leasing, Inc. (Florida)

          3. SBA Towers, Inc. (Florida)

          4. Communication Site Services, Inc. (Florida) ("CSSI")